EXHIBIT 99.2

                             PACIFIC CAPITAL BANCORP
      THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints ______________________, and _______________________, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Shareholders of Pacific Capital Bancorp ("Pacific Capital") to be held at [Address], California, on October 16, 1996 at ______ p.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

II. TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JULY 18, 1996, BY AND BETWEEN PACIFIC CAPITAL AND SOUTH VALLEY BANCORPORATION ("SOUTH VALLEY"), AND A MERGER AGREEMENT BETWEEN PACIFIC CAPITAL AND SOUTH VALLEY AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF SOUTH VALLEY WITH AND INTO PACIFIC CAPITAL.

              [  ]FOR                [  ]AGAINST               [  ]ABSTAIN


                (To be completed and signed on the reverse side)

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                           (Continued from other side)

         THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH. Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

                          Dated:                                         , 1996
                                ----------------------------------------

                         Signature
                                   ---------------------------------------------

                         Signature, if held jointly
                                                   -----------------------------



SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




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